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                                                                   EXHIBIT 10.12

                               TUT SYSTEMS, INC.

                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (the "Agreement") dated as of November 17, 1999 (the "Effective Date") (as defined below) by and between Tut Systems, Inc., a Delaware corporation ("TUT"), Freegate Corporation, a Delaware corporation and wholly owned subsidiary of TUT (the "Company"), and Sandy Benett ("Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Reorganization (as defined below).

                                  Background

     A. TUT, the Company, Freegate Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of TUT ("Sub"), and, with respect to
Article VII thereto, James Mongiello, as Stockholder Representative, and U.S. Bank Trust, as Escrow Agent, have entered into an Agreement and Plan of Reorganization dated as of November 16, 1999 (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Sub with and into the Company. The effective date of the consummation of the Merger shall be the Effective Date of this Agreement.

     B. Stockholder has entered into an Employment Agreement with TUT and the Company dated November 17, 1999.

     C. Stockholder is receiving significant consideration pursuant to the terms of the Reorganization Agreement.

     D. As a condition to the Merger and to preserve the value of the business being acquired by TUT, the Reorganization Agreement contemplates, among other things, that Stockholder enter into this Agreement and that this Agreement become effective upon the closing of the Merger.

     E. The Company and TUT are each currently engaged or planning to engage in its business in each of the fifty (50) states of the United States and certain other countries throughout the world. TUT and the Company, following the Merger, will continue conducting such business in all parts of the United States and certain other countries throughout the world.

     NOW THEREFORE, in consideration of the mutual promises made herein, TUT, Sub and Stockholder (collectively referred to as the "Parties") hereby agree as follows:
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     1.     Covenant Not to Compete or Solicit.

          (a) Beginning on the Effective Date and ending eighteen (18) months following the Closing Date (the "Non-Compete Period"), Stockholder shall not, other than on behalf of the Company or TUT, directly or indirectly, without the prior written consent of TUT, engage anywhere in the Geographic Area in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), or have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a "competing business purpose." The term "competing business purpose" shall mean the design, development, marketing and sale of any product competing with a product that was planned, designed, marketed or sold by Tut or the Company while Stockholder was employed by Tut or the Company. Notwithstanding the foregoing, in the event Stockholder's employment with the Company is terminated by the Company without Cause (as defined in the Stockholder's Employment Agreement with the Company) or by Employee for Good Reason (as defined in the Stockholder's Employment Agreement with the Company), then the Non-Compete Period shall terminate upon the earlier to occur of (i) one (1) year following the date of such termination of employment or (ii) eighteen (18) months following the Closing Date.

          (b) During the Non-Compete Period, Stockholder shall not, directly or indirectly, without the prior written consent of TUT or the Company, solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of TUT, any subsidiary of TUT or the Company to terminate his or her employment with TUT, any subsidiary of TUT or the Company.

         (c) The Geographic Area shall mean (i) the United States or (ii) anywhere in the world outside the United States where Parent or any subsidiary of Parent conducts business that falls within the definition of a "competing business purpose" in Section 1(a) above.

          (d) The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this
Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (e) Stockholder acknowledges that (i) the goodwill associated with the Company prior to the Merger is an integral component of the value of the Company to TUT and is reflected in the consideration to be received by Stockholder in the Merger, and (ii) Stockholder's Agreement as set forth herein is necessary to preserve the value of the Company for TUT following the Merger.

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          (f)  Stockholder also acknowledges and agrees that the limitations of time, geography, and scope of activity set forth in this Agreement are reasonable because, among other things, (i) the Company and Parent are engaged in a highly competitive industry, (ii) the Stockholder has unique access to, and will continue to have access to, the trade secrets and know how of the Company, including without limitation the plans and strategy (and in particular the competitive strategy) of the Company, (iii) the Stockholder is receiving significant compensation in connection with the Merger, and (iv) in the event the Stockholder's employment with the Company ended, the Stockholder would be able to obtain suitable and satisfactory employment without violation of this Agreement.

          (g) Equitable Remedy. Stockholder agrees that it would be impossible or inadequate to measure TUT's or the Company's damages from any breach of the covenants set forth in this Section 1. Accordingly, Stockholder agrees that if he breaches any provision of this Section 1, TUT or the Company will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Stockholder further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Stockholder hereby expressly consents to the issuance of such injunction and to the ordering of such specific performance.

          (h) Stockholder's obligations under this Agreement shall remain in effect if Stockholder's employment with TUT or the Company is terminated.

     2.  Arbitration; Consent to Personal Jurisdiction.

          (a) Stockholder agrees that, except as provided in Section 1(g) above, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, supplemented by the Large Complex Case Procedures of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) At the request of either party, the arbitration proceedings pursuant hereto will be conducted confidentially. In such case all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in confidence under seal, available for inspection only by the arbitrator(s), the parties and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence.

          (c) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

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          (d)  The arbitrator shall determine how all expenses related to the arbitration shall be paid, including without limitation, the respective expenses (including reasonable attorneys' fees) of each party, the fees of the arbitrator and the administrative fee of the American Arbitration Association.

          (e) STOCKHOLDER HAS READ AND UNDERSTANDS THIS SECTION 2, WHICH DISCUSSES ARBITRATION. STOCKHOLDER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, STOCKHOLDER AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF STOCKHOLDER'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO THIS AGREEMENT.

     3.  Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law.

          (b) Severability. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

          (c) No Assignment. Stockholder shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of TUT and the Company. This Agreement is specific to TUT and its affiliated entities and may not be assigned by TUT and/or its affiliates to any unaffiliated entity.

          (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to TUT or the Company, to:

               Tut Systems, Inc.
               2495 Estand Way
               Pleasant Hill, CA 94304
               Attention: Salvatore D'Auria
               Telephone No.: (925) 682-6510
               Facsimile No.:  (925) 682-1841

          (b)  if to the Stockholder, to:

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          Name: ____________________
                Telephone No.:
                Facsimile No.:

          (e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by TUT, the Company and Stockholder.

          (f) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

          (g) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

          (h) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TUT SYSTEMS, INC.                   STOCKHOLDER


/s/ Nelson B. Caldwell                /s/ Sandy Benett
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Signature of Authorized Signatory     Signature


Nelson B. Caldwell, CFO               Sandy Benett
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Print Name and Title                  Print Name



FREEGATE CORPORATION


/s/ Jean-Marc Frailong
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Signature of Authorized Signatory


Jean-Marc Frailong
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Print Name and Title



                 [Signature Page to Non-Competition Agreement]

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